Exhibit 10.40

NOTE PURCHASE AGREEMENT, dated as of October 1, 2003, by and among,  EROOMSYSTEM TECHNOLOGIES, INC., a Nevada corporation (the “Company”), GESTETNER GROUP LLC, a New Jersey limited liability company (“Gestetner”) and the other lenders listed on Schedule 1 attached hereto (the “Other Lenders” and together with Gestetner, the “Lenders”).

INTRODUCTION

WHEREAS, Gestetner and the other Lenders listed on Schedule 1 wish to advance funds to the Company, and the Company wishes to accept funds from the Lenders in the aggregate principal amounts set forth opposite such Lender’s name on Schedule 1, with the total amount of the advance to the Company being Two Hundred Fifty Thousand Dollars ($250,000).  The  advance of funds shall be pursuant to the terms and conditions set forth herein and in Secured Convertible Promissory Notes to be issued to each Lender, substantially in the form attached hereto as Exhibit A (the “Secured Notes”).

WHEREAS, in partial consideration for such advance, the Company will issue to the Lenders warrants to purchase shares (an aggregate of 5,000,000 shares) of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company, in the form attached hereto as Exhibit B (the “Warrants”) in the amounts set forth opposite such Lender’s name on Schedule 1.

NOW THEREFORE, In consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

AGREEMENT

.

Closing.

(a)

Closing.  The closing (the “Closing”) for the funding under the Secured Notes and the consummation of the transactions related thereto as contemplated by this Agreement shall take place at the offices of Reitler Brown LLC, 800 Third Avenue, 21st Floor, New York, New York 10022, or such other place or places as the Company and the Lenders shall agree, at 10:00 a.m. (Eastern time) on October 1, 2003, or such other date and time agreed to by the Company and the Lenders (such date, the “Closing Date”).

(b)

Conditions To the Closing.

(i)

Conditions to obligations of the Lenders at the Closing.  The obligations of the Lenders at the Closing are subject to the satisfaction or written waiver, at or prior to the Closing Date, of the following conditions:

(A)

The representations and warranties made by the Company in Section 2 hereof shall be true and correct as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(B)

The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and the other Transaction Agreements (as such term is defined below), including, without limitation, consents from BCG Capital Management, LLC.

(C)

The Lenders shall have received an officer’s certificate, executed by the Chief Executive Officer of the Company, dated the Closing Date, to the effect that the conditions specified in clauses (A) and (B) of this Section 1(b)(i) have been satisfied.

(D)

The Lenders shall have received a secretary’s certificate, executed by the Secretary of the Company, dated the Closing Date, having attached thereto (i) the Company’s Certificate of Incorporation, certified by the Secretary of State of the State of Nevada, as in effect at the time of the Closing, (ii) the Company’s By-Laws as in effect at the time of the Closing, (iii) resolutions approved by the Board of Directors of the Company authorizing the transactions contemplated hereby, and (iv) good standing certificates (including tax good standing) with respect to the Company from the applicable authority(ies) in Nevada and any other jurisdiction in which the Company is qualified to do business, dated a recent date before the Closing.

(E)

The Secured Notes shall have been duly executed and delivered by the Company.

(F)

The Warrants shall have been duly executed and delivered by the Company.

(G)

A Warrant to purchase shares of Common Stock of the Company issuable to Ash Capital LLC (“Ash Capital”), substantially in the form attached hereto as Exhibit C (the “Ash Warrant”) shall have been duly executed and delivered by the Company.

(H)

Gestetner and the other Lenders shall have executed and delivered an agency agreement pursuant to which Gestetner is appointed collateral agent for the Lenders in respect of the enforcement of each Lender’s rights under the Secured Notes.

(I)

Gestetner, as agent for the Lenders, the Company and Ash Capital shall have executed and delivered an Intercreditor and Collateral Agency Agreement substantially in the form attached hereto as Exhibit D (together with all related documents, the “Intercreditor and Collateral Agency Agreement”) in respect of the relative seniority of their respective security interests in the Collateral (as defined in the Secured Notes), voting agreement and amendment of the promissory note of the Company held by Ash Capital.

(J)

Consulting agreements between the Company and each of Derek K. Ellis and Gregory Hrncir, satisfactory in form to the Lenders (collectively, as amended, the “Consulting Agreements”) shall have been duly executed and delivered by the parties thereto.

(K)

Termination and release agreements substantially in the form attached hereto as Exhibit E (the “Termination Agreements”) between the Company and each of David Harkness, Derek K. Ellis and Gregory Hrncir shall have been duly executed and delivered by the parties thereto.

(L)

Upon the Closing, David Gestetner and Lawrence K. Wein shall be appointed members of the Board of Directors of the Company.  David Gestetner shall serve as chief executive officer of the Company. The Company shall have received the resignation, effective as of the Closing Date, of David Harkness as an officer and director of the Company and its subsidiaries

(M)

An employment agreement between the Company and David Gestetner in form and substance satisfactory to the Company and David Gestetner (the “Gestetner Employment Agreement”) shall have been duly executed and delivered by the Company.

(N)

An investor rights agreement among the Company and the Lenders substantially in the form attached hereto as Exhibit F (the “Investor Rights Agreement”) shall have been duly executed and delivered by the Company.

(O)

The Lenders shall have received evidence that all filings, assignments, pledges and deposits of documents or instruments necessary or advisable, in the opinion of the Lender’s counsel, to establish and perfect the Lenders’ security interest in the Collateral (as such term is defined in the Secured Note) (including Uniform Commercial Code financing statements for the jurisdiction of the Company’s incorporation and appropriate filings with the US Patent and Trademark Office and the US Copyright Office) have been filed and/or recorded with the appropriate filing or recording office(s).

(P)

All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Lenders and their counsel, and the Lenders and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(Q)

Prior to Closing, an escrow or trust account (the “Escrow Account”) shall have been established to accept payment of the funds advanced by the Lenders.

(R)

The Board of the Company shall have resolved that upon the execution and delivery of the Gestetner Employment Agreement, all Company bank accounts shall be consolidated into one or more bank accounts designated by David Gestetner and over which David Gestetner, for so long as he is the Chief Executive Officer of the Company, shall have sole signatory authority.

(S)

All other documents, instruments and writing required by the Lenders to be delivered to it pursuant to this Agreement, in form and substance satisfactory to the Lenders.

(ii) Conditions to the Obligations of the Company at the Closing.  The obligations of the Company at the Closing are subject to the satisfaction or written waiver, at or prior to the Closing Date, of the following conditions:

(A)

The Lenders shall have funded $250,000.00 pursuant to the Secured Notes, to the Company by wire transfer to the Escrow Account.

(B)

The Investor Rights Agreement shall have been duly executed and delivered by the Lenders.

(C)

The Gestetner Employment Agreement shall have been duly executed and delivered by David Gestetner.

(D)

All other documents, instruments and writings required by the Company to be delivered to it pursuant to this Agreement, in form and substance satisfactory to the Company.

2.

Representations, Warranties and Covenants of the Company.  The Company represents, warrants and covenants to each of the Lenders as of the date hereof and as of the Closing Date that:

(a)

Organization and Qualification.    The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the state of Nevada, with full corporate power and authority to own its properties and conduct its business as described in the Company’s filings with the Securities and Exchange Commission (the “SEC Materials”) and is duly qualified or licensed to do business as a foreign corporation and is in good standing in each other jurisdiction in which the nature of its business or the character or location of its properties requires such qualification, except where the failure to so qualify will not materially affect the financial condition, business, properties, net worth or results of operations of the Company.  Except as set forth in the SEC Materials, the Company does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization.

(b)

Capitalization.  The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $0.001 per share, of which 10,983,933 shares are outstanding, and 5,000,000 shares of preferred stock, par value $0.001 per share, of which none are outstanding.  Each of such outstanding shares of Common Stock is validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive or similar right of stockholders, and is owned, to the knowledge of the Company, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders’ agreements, and voting trusts.  Except as set forth in the SEC Materials, there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of, the Company.   Except as contemplated by this Agreement or as set forth in the SEC Materials, there is outstanding no security or other instrument convertible into or exchangeable for capital stock of the Company.

(c)

Enforceability; Validity.

This Agreement, the Secured Notes, the Warrants, the Ash Warrant, the Consulting Agreements, the Termination Agreements, the InterCreditor and Collateral Agency Agreement, the Gestetner Employment Agreement and the Investor Rights Agreement (collectively, the “Transaction Agreements”), when executed and delivered pursuant to this Agreement, will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and the discretion of the courts in granting equitable remedies.  The shares of Common Stock issuable upon conversion of the Secured Notes (the “Conversion Shares”), when issued and delivered pursuant to, and upon conversion of, the Secured Notes will be duly authorized and issued, fully-paid and nonassessable and free of preemptive rights of any security holder of the Company.  The shares of Common Stock issuable upon exercise of the Warrants and the Ash Warrant (the “Warrant Shares”), when issued and delivered pursuant to, and upon due exercise of, the Warrants and the Ash Warrant, as the case may be, will be duly authorized and issued, fully-paid, and nonassessable and free of preemptive rights of any security holder of the Company.

(d)

Authorization.  Each of the Transaction Agreements has been duly and validly authorized.  Each of the Transaction Agreements to which the Company is a party, has been executed and delivered by the Company and, assuming due execution by the other party hereto and thereto, as applicable, each constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and the discretion of the courts in granting equitable remedies.  The Company has full corporate power and lawful authority to authorize, execute, and deliver the Secured Notes, the Warrants, the Ash Warrant, the Conversion Shares and the Warrant Shares upon the conversion or exercise thereof, as the case may be, on the terms and conditions set forth herein.  No consent, approval, authorization or order of, or any filing or declaration with, any governmental authority is required for the consummation of the transactions contemplated by this Agreement or in connection with the execution and delivery of the Secured Notes, the Warrants, the Ash Warrant, the Conversion Shares or the Warrant Shares by the Company, except such as may be required under Federal or state securities or Blue Sky laws.

(e)

No Conflicts.  Except as described in the SEC Materials, the Company is not in violation, breach, or default (which includes any event that has occurred which, with notice or lapse of time or both, would constitute a default) of or under, and consummation of the transactions herein contemplated and the fulfillment of the terms of the Transaction Agreements will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any material indenture, mortgage, deed of trust, loan agreement, or other material agreement or material instrument to which the Company is a party or by which the Company may be bound or to which any of the material property or assets of the Company is subject, nor will such action result in any violation of the provisions of the articles of incorporation or other constitutive documents or any order, rule, or regulation applicable to the Company of any court or any regulatory authority or other governmental body having jurisdiction over the Company.

(f)

Properties.  Subject to the qualifications set forth in the SEC Materials, the Company has good and marketable title to all properties and assets described in the SEC Materials as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are not materially significant or important in relation to its business; all of the material leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee as described in the SEC Materials are in full force and effect, and, except as described in the SEC Materials, the Company is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and, to the Company’s knowledge, no claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such lease or sublease, except as described or referred to in the SEC Materials.

(g)

Financial Condition; Financial Matters.

(i)

The consolidated financial statements and the related notes of the Company set forth in the SEC Materials present fairly the consolidated financial position and results of operations and changes in stockholders’ equity and cash flows of the Company on a consistent basis at the respective dates and for the respective periods to which they apply.  Said financial statements and notes have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a basis which is consistent during the periods involved. There has been no material adverse change in the condition (financial or otherwise), business, properties,  net worth or results of operations of the Company and its subsidiaries, taken as a whole, from the latest information set forth in the SEC Materials, except as properly described in the SEC Materials.

(ii)

Subsequent to the respective dates as of which information is given in the SEC Materials and except as described therein, the Company has not paid or declared any dividends or other distributions of any kind on any class of its capital stock as of the date of this Agreement, nor has it incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of the Company, and there has not been any material change in the capital stock of, or any material incurrence of long-term debt by the Company or any material issuance of options, warrants, or other rights to purchase the capital stock of the Company or any material adverse change or any material development involving, so far as the Company can now reasonably foresee, a prospective adverse change in the financial condition, net worth, results of operations, business, key personnel, or properties of the Company which would be material to the business or financial condition of the Company and the Company has not become a party to, and neither the business nor the property of the Company or its subsidiaries has become the subject of, any material litigation whether or not in the ordinary course of business.

(iii)

The books, records and accounts and systems of internal accounting controls of the Company currently comply in all material respects with the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(h)

Litigation.    Except as set forth in the SEC Materials and Schedule 2(h) hereto, there is not now pending or, to the knowledge of the Company, threatened, any action, suit, or proceeding to which the Company is a party before or by any court or governmental agency or body, which would result in any material adverse change in the financial condition, business, properties, net worth, or results of operations of the Company, nor are there any actions, suits, or proceedings related to environmental matters or related to discrimination on the basis of age, sex, religion, or race; and no labor disputes involving the employees of the Company exist or, to the Company’s knowledge, are threatened which might be expected to materially adversely affect the condition (financial or otherwise), business, properties, net worth, or results of operations of the Company.

(i)

Permits; Compliance with Laws.

(i)

Except as disclosed in the SEC Materials and Schedule 2(i), the Company has sufficient licenses, permits, certificates, and other governmental authorizations as are reasonably required for the conduct of its business or the ownership of its property as described in the SEC Materials and are in all material respects complying therewith. The Company has not received any written notice of proceedings relating to the revocation or modification of any such material certificate, authorization, or permit nor, to the knowledge of the Company, do any of the activities or business of the Company cause the Company to be in violation of, or cause the Company to violate, any law, rule, regulation, or order of the United States, any state, county, or locality, or of any agency or body of the United States or of any state, county, or locality, the violation of which would have a material adverse impact upon the financial condition, business, properties, net worth, or results of operations of the Company.

(ii)

Except as set forth in the SEC Materials and Schedule 2(i), the business and operations of the Company have been operated in compliance with all laws applicable thereto, except for any instances of non-compliance which, individually or in the aggregate, have not had and would not be reasonably likely in the future to have a material adverse effect on the business prospects, financial condition or results of operations of the Company.

(j)

Questionable Payments.    The Company has not directly or indirectly, at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contribution in violation of law or (ii) made any payment to any state, federal, or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law.  The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

(k)

Transfer Taxes.    At the date of this Agreement, all transfer or other taxes (including franchise, capital stock, or other tax, other than income taxes, imposed by any jurisdiction), if any, which are required to be paid in connection with the execution and delivery of the Secured Notes to the Lenders hereunder will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with in all material respects.

(l)

Brokers; Finders.  The Company has not entered into any agreement pursuant to which any person is entitled, either directly or indirectly, to compensation from the Company for services as a finder in connection with the offering referred to herein.

(m)

Employment Matters.

(i)

The Company has entered into employment contracts with its principal executive officers, and the description of such employment agreements in the SEC Materials is true, correct, and complete in all material respects.

(ii)

No labor dispute with the employees of the Company exists or is threatened or imminent that could result in a material adverse change in the financial condition, business, properties, net worth or results of operations of the Company, except as described in or contemplated by the SEC Materials.

(n)

Intellectual Property.    The Company owns or possesses, or can acquire on reasonable terms, all material patents, patent applications, trademarks, service marks, trade names, licenses, copyrights and proprietary or other confidential information currently employed by them in connection with their respective businesses, and the Company has not received any written notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or funding, would result in a material adverse change in the financial condition, business, properties, net worth or results of operations of the Company, except as described in or contemplated by the SEC Materials.

(o)

Insurance.    The Company is insured against such losses and risks and in such amount as the Company believes are prudent.

(p)

Investment Company.    The Company is not and will conduct its operations in a manner that it will not be subject to registration as an investment company under the Investment Company Act of 1940, as amended.

(q)

Tax Returns.    Except as set forth on Schedule 2(q)(none of which relates to payroll taxes), the Company has filed all foreign, federal, state, and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the Company) and has paid all taxes required to be paid (including without limitation all payroll taxes) and any other assessment, fine, or penalty levied, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the SEC Materials.

(r)

Quotation of Common Stock.    The Common Stock is listed on the OTC Bulletin Board under the symbol "ERMS".  Other than as disclosed in the SEC Materials, the Company has not received any communication (written or oral) regarding its continued listing eligibility on the OTC Bulletin Board.

(s)

Securities Filings.

The Company has filed all forms, reports, statements and documents required to be filed with the Securities and Exchange Commission since April 2000, each of which has complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act.  As of their respective dates, or as of the date of the last amendment thereof, if amended after filing, none of the SEC Materials contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.

Representations and Warranties of the Lenders.  Each Lender, severally and not jointly, hereby represents, warrants and covenants to the Company as follows:

(a)

Organization and Qualification.  The Lender, if an entity, is duly incorporated or organized, validly existing, and in good standing under the laws of the state of its jurisdiction.  The Lender has all requisite power and authority (limited liability company and otherwise), and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the respective business in which it contemplates engaging.  The Lender is duly qualified to transact the respective business in which it is engaged and is, if not an individual, in good standing as a foreign company in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary.

(b)

Authorization.  Each of the Transaction Agreements, of which the Lender is a party to, have been duly and validly authorized by the Lender.  Each of the Transaction Agreements, of which the Lender is a party to, has been executed and delivered by the Lender, as appropriate, and, assuming due execution by the other party hereto and thereto, as applicable, each constitutes the valid and binding obligation of the Lender enforceable against the Lender in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and the discretion of the courts in granting equitable remedies.  No consent, approval, authorization or order of, or any filing or declaration with, any governmental authority is required for the consummation of the transactions contemplated by the Transaction Agreements, except such as may be required under Federal or state securities or Blue Sky laws.

(c)

Non-Distributive Intent. The Lender is acquiring the Secured Note and Conversion Shares issuable upon conversion of such Lender’s Secured Note for its own account (and not for the account of others) for investment and not with a view to the distribution thereof. [Prior sentence deleted as it is covered by the first sentence – Gestetner is a Lender]  The Lender will not sell or otherwise dispose of such securities without registration under the Securities Act or an exemption therefrom, and registration or qualification under applicable state securities or “blue sky” laws, or an exemption therefrom, and the certificate or certificates representing such securities may contain a legend to the foregoing effect.  By virtue of its position, the Lender has access to the kind of financial and other information about the Company as would be contained in a registration statement filed under the Securities Act. The Lender understands that it may not sell or otherwise dispose of such securities in the absence of either a registration statement under the Securities Act and compliance with such state securities or “blue sky” laws or an exemption from the registration provisions of the Securities Act and the registration or qualification provisions of such state securities or “blue sky” laws.

(d)

Completeness of Disclosure.  No representation or warranty by the Lender in any Transaction Agreement, to which it is a party, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

(e)

Accredited Investor.  The Lender is an “accredited investor” as defined in Rule 501 under the Securities Act.

(f)

No Conflicts.

The Lender is not in violation, breach, or default (which includes any event that has occurred which, with notice or lapse of time or both, would constitute a default) of or under, and consummation of the transactions herein contemplated and the fulfillment of the terms of the Transaction Agreements will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Lender pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Lender is a party or by which the Lender may be bound or to which any of the property or assets of the Lender is subject, nor will such action result in any violation of the provisions of the articles of incorporation or other constitutive documents or any order, rule, or regulation applicable to the Lender of any court or any regulatory authority or other governmental body having jurisdiction over the Lender.

4.

Affirmative Covenants of the Company.

(a)

Financial Information.

(i)

As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, the Company shall furnish to the Lenders audited annual consolidated financial statements of the Company, as at the end of such fiscal year, including a balance sheet, a statement of income and a statement of cash flows of the Company and its consolidated subsidiaries, for such year, all prepared in accordance with GAAP consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail.  Such audited annual consolidated financial statements shall be accompanied by a report and opinion thereon by certified independent public accountants of national standing acceptable to the Lenders.

(ii)

As soon as practicable after the end of each quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, the Company shall furnish to the Lenders unaudited quarterly consolidated financial statements of the Company as of the end of each such quarterly period, including a balance sheet, a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance GAAP.  Such financial statements shall be certified by the chief financial officer or chief executive officer of the Company.

(b)

Notice.  The Company shall promptly furnish the Lenders with written notice of all legal proceedings, material changes and any other material matter of the Company.

(c)

Director and Chief Executive Officer.  David Gestetner shall serve as a director and chief executive officer of the Company.

(d)

Termination of Covenants.  All covenants of the Company contained in Section 4 of this Agreement shall expire and terminate upon satisfaction in full of all obligations under the Secured Notes.

5.

Negative Covenants of the Company.

(a)

The Company shall not, without the prior written consent of at least a majority of the Lenders:

(i) sell, assign (by operation of law or otherwise), or otherwise dispose of any of the Collateral (as such term is defined in the Secured Notes), except in the ordinary course of business;

(ii) create or permit the existence of any lien, security interest or other charge or encumbrance senior to, or pari passu with, the lien contemplated hereby, except the existing liens of AMRESCO Leasing Corporation; RSI BRE, Inc. and Ash Capital, LLC;

(iii)  pay any dividend or make any distribution on, or purchase, redeem, or retire, any shares of its capital stock or any warrants, options or other rights to reacquire any such shares, except that the Company may pay dividends payable solely in shares of its capital stock;

(iv) change its primary line of business;

(v) enter into any merger or consolidation;

(vi)  liquidate, wind up its affairs or dissolve; or

(vii) directly or indirectly, enter into any transaction with or for the benefit of an affiliate (other than reasonable compensation for services as an office, director or employee).

(b)

Termination of Covenants.  All covenants of the Company contained in Section 5 of this Agreement shall expire and terminate upon satisfaction in full of all obligations under the Secured Note.

6.

Indemnification.

(a)

The Company and their successors and assigns  (the “Indemnifying Parties”) shall indemnify the Lenders and their affiliates, officers, directors, employees, shareholders, partnerships, members, managers, agents, representatives, successors and assigns (collectively, the Indemnified Parties”), against and hold them harmless from any loss, liability, claim, damage, expense, action, suit, proceeding, demand, judgment or cost (including legal fees and expenses and diminution in value of the Secured Notes or the securities underlying the Secured Notes) suffered or incurred by any Indemnified Party arising from, relating to or otherwise in respect of any misrepresentation or breach of the representation of the Company set forth in Section 2 hereof.

(b)

The obligations to indemnify and hold harmless the Indemnified Parties pursuant to Section 6(a) shall not terminate until satisfaction in full of all obligations under the Secured Notes.

7.

Expenses.  Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Transaction Agreements.

8.

Further Assurances.  Each party agrees to execute such other documents, instruments, agreements and consents, and take such other actions as may be reasonably requested by the other parties hereto to effectuate the purposes of this Agreement.

9.

Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Lenders as set forth on Schedule 1, with  a copy to Reitler Brown as follows and all communications to the Company shall be sent as follows:

If to the Company:

eRoomSystem Technologies, Inc.

106 East 13200 South

Draper, UT 84020-8954

Attention:  Chief Executive Officer

Telecopy: 801-572-3122

With a copy to:

Reitler Brown LLC

800 Third Avenue

21st Floor

New York, NY 10022

Attention: Robert S. Brown, Esq.

Telecopy: (212) 371-5500

or to such other address or telecopy number as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.

10.

Survival of Representations; Third Party Beneficiary.  All covenants, agreements, representations and warranties made herein shall survive the Closing, and shall bind the successors and assigns of the parties hereto.  The Company acknowledges and agrees that, in connection with the issuance of the Ash Warrant to Ash Capital, Ash Capital shall be a third party beneficiary of the representations and warranties made by the Company in this Agreement.

11.

Amendments and Waivers.  No modification, amendment or waiver of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by the parties hereto.  Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

12.

Exclusivity and Waiver of Rights.  No failure to exercise and no delay in exercising on the part of any party, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege.  The rights and remedies herein provided are cumulative and are not exclusive of any other rights or remedies provided by law.

13.

Invalidity.  Any term or provision of this Agreement shall be ineffective to the extent it is declared invalid or unenforceable, without rendering invalid or enforceable the remaining terms and provisions of this Agreement.

14.

Headings.  Headings used in this Agreement are inserted for convenience only and shall not affect the meaning of any term or provision of this Agreement.

15.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original instrument, but all of which collectively shall constitute one and the same agreement.

16.

Assignment.  This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party hereto without the prior written consent of the other party; provided, that notwithstanding the foregoing, the Lenders may assign this Agreement and the rights and obligations hereunder, in whole or in part, to an affiliate.  Any instrument purporting to make an assignment in violation of this Section 16 shall be void

17.

Miscellaneous.  This Agreement shall inure to the benefit of the Company and the Lenders and all their respective successors and permitted assigns.  Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.

18.

GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISIONS).

19.

CONSENT TO JURISDICTION.  EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATES OF NEW YORK AND UTAH AND OF THE FEDERAL COURTS SITTING IN THE STATES OF NEW YORK AND UTAH.  EACH OF THE PARTIES AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MUST BE LITIGATED EXCLUSIVELY IN ANY SUCH STATE OR FEDERAL COURT, AND ACCORDINGLY, EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH LITIGATION IN ANY SUCH COURT.

20.

WAIVER OF JURY TRIAL.   EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANOTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.

21.

Attorneys’ Fees.  In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

56161

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

EROOMSYSTEM TECHNOLOGIES, INC.

By: _/s/ David S. Harkness___________

Name:   David S. Harkness

Title:  Chief Executive Officer

GESTETNER GROUP, LLC

By: _/s/ David A. Gestetner___________

Name:   David A. Gestetner

Title:  Managing Member

HELMSBRIDGE HOLDINGS LIMITED

By: _/s/ Anthony Heller_______________

         President

_/s/ Evelyn E. Gestetner______________

Evelyn E. Gestetner

_/s/ Frieda Wolman_________________

Frieda Wolman

_/s/ David Heller___________________

David Heller

_/s/ Rose Kaminer__________________

Rose Kaminer

 /s/ Adele Schwarty_________________

Adele Schwarty

_/s/ Maurice B. Brenig ______________

Maurice B. Brenig

_/s/ Liba Pappenheim_______________

Liba Pappenheim

_/s/ Leah Weinstein________________

Leah Weinstein

_/s/ Hannah Sarah Frenkel___________

Hannah Sarah Frenkel

[Note Purchase Agreement]

Schedule 1

Name	Address	Investment	Warrants
Gestetner Group LLC	1072 Madison Avenue Lakewood, NJ 08701	$50,000	4,000,000
Helmsbridge Holdings Limited	10 Wanless Ave. Suite 201 Toronto, Ontario M4N	$15,000	75,000
Evelyn E. Gestetner	8 Minchas Yitschok Apt 12 (4th. Fl.) Jerusalem Israel	$21,000	105,000
Frieda Wolman	140/4 Sanhedria Hamurchevet Jerusalem Israel	$20,500	102,500
David Heller	41 Ezras Torah Jerusalem Israel	$20,500	102,500
Rose Kaminer	Sfas Emes 35 Beit Shemesh Israel	$20,500	102,500
Adele Schwarty	Ben Kisma 5 Beit Shemesh Israel	$20,500	102,500
Maurice B. Brenig	65 Cranbourne Gdns London England NW11 OJB	$20,500	102,500
Liba Pappenheim	40 Yirmiyahu St. Apt. 16 Jerusalem Israel	$20,500	102,500
Leah Weinstein	42 Yirmiyahu Street, Apt. 17 Jerusalem, Israel	$20,500	102,500
Hannah Sarah Frenkel	7 Divrei Chaim Apt. 14 Jerusalem Isreal	$20,500	102,500

[Note Purchase Agreement]

Schedule 2(h)

Pending/Threatend Litigation & Outstanding Judgments

 eRoomSystem Technologies, Inc.

September 24, 2003

PENDING/THREATENED

1)  Automatic Data Processing             $3,147.87

      c/o Rhett A. Frimet, P.C.

            10 East 40th Street, 46th floor

             New York, NY 10016

            1-212-290-2247

2)  Merrill Corporation                        $18,968.36 plus interest $1542.45

One Merrill Circle, Energy Park

St. Paul, MN 55108

651-646-4501

3)  Inovar, Inc.                                     $70,000.00  (Settlement in default)

      1073 West 1700 North

      Logan, UT 84321

      C/o Shawn L. Peck

             Bearnson & Peck, L.C.

             74 West 100 North

             Logan, UT 84321

            435-787-9700

4)  Laird Plastics                              $2,602.13

     c/o Johnson, Morgan & White

           5300 West Atlantic Avenue

           Delray Beach, FL 33484-8141

           561-865-3400

           800-441-9550

5)  Coleman’s Telecommunications         $8532.30

6)  C. H. Robinson, Chicago South          $11,500.07

      c/o Receivable Control Corporation

            7373 Kirkwood Court, Suite 200

            Minneapolis, MN 55369

            763-315-9600

7)  Safeguard Business Systems                $109.30

      c/o D & B Receivable Management Services

            21550 Oxnard St.  Suite 650

            Woodland Hills, CA 91367

8) Shred-It

    c/o NCO Financial Systems, Inc.       $65.00

          3850 N. Causeway Blvd., Suite 200

          Metairie, LA 70002

9)  Newark Electronics                           $1,793.56

     c/o United Mercantile Agencies  World-Wide Collections

           389 Pine Street   Suite 410

           San Francisco, CA 94104-3310

10) Red Rock Waste

      $42.51

       557 N. Industrial Road

       St. George, UT 84770

       435-628-2821

                   Gerald J. Small

c/o Leland Scott & Associates

      4275 Little Road, Suite 101

                  Arlington, TX 76016

                  800-808-5061

11) Spectra Symbol Corporation             $1437.00

       c/o C2C Resources, L.L.C.

             76 Perimeter Center East

             Atlanta, GA 30346

             866-955-1755

12) AFS, Inc. & Hampton Inn

$1146.51

       c/o Law Office of Keven G. Richards & Associates, P.C.

             POBox 395

             Draper, UT 84020

13) Business Wire

$3354.00

       Darrin Richmond

       Collections Team

       44 Montgomery St.  39th floor

       San Francisco, CA  94104

       415-986-4422 x755

[Note Purchase Agreement]

OUTSTANDING JUDGMENTS

1)  Pam Joy Realty (St. George office lease)  $47,442.57  (Judgment Entered - 3/2003)

2)  Tybera Development Group, Inc.          $36,050.00 (Judgment Entered On 9/3/2003)

      c/o Byron L. Smith & Associates

            1675 North Freedom Blvd., Suite 2A

             Provo, UT 84604

             801-221-1040

3)  Webster’s Countertops, Inc.                  $776.06  (Judgment Entered On 5/19/03)

      589 Morth 6050 East

      St. George, UT 84790

4) Wyoming Freight Systems

        $4,376 (Judgment Entered On 6/9/99)

        $4,366 (Judgment Entered On 6/9/99)

        $2,706 (Judgment Entered On 6/9/99)

        $1,768 (Judgment Entered On 6/9/99)

5) Andrus Transportation                           $5,075 (Judgment Entered On 7/22/99)

[Note Purchase Agreement]

Schedule 2(q)

[Note Purchase Agreement]

Exhibit A

Form of Secured Note

[Note Purchase Agreement]

Exhibit B

Form of Warrants

[Note Purchase Agreement]

Exhibit C

Form of Ash Warrant

[Note Purchase Agreement]

Exhibit D

Form of Intercreditor and Collateral Agency Agreement

[Note Purchase Agreement]

Exhibit E

Form of Termination Agreement

[Note Purchase Agreement]

Exhibit F

Form of Investor Rights Agreement

[Note Purchase Agreement]